UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): December 9, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Road, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2019, Jamie G. Pierson, the Chief Financial Officer of Horizon Global Corporation (the “Company”), notified the Company that he was resigning, effective December 13, 2019, and would be accepting a position with another company.

On December 12, 2019, the Company appointed Richard J. Jok as interim Chief Financial Officer of the Company, effective December 13, 2019, or such earlier date that Mr. Pierson ceases to serve as Chief Financial Officer of the Company.

Mr. Jok, age 62, has served as the Company’s Vice President, Financial Planning and Analysis, since August 2019.  Prior to joining the Company, Mr. Jok served as the Chief Financial Officer of OE Automotive Group, LLC, a wholly owned subsidiary of Crowne Group, LLC, an automotive supplier of formed metal tubing and precision plastic components (“Crowne Group”), from March 2016 to February 2018.  In February 2018, Crowne Group spun off OE Automotive Group, LLC to form Vari-Form Group, LLC (“Vari-Form”).  Mr. Jok served as Chief Financial Officer of Vari-Form from February 2018 to May 2018.  Previously, Mr. Jok was employed by Nexteer Automotive Corporation, an automotive steering and driveline supplier, in positions of increasing responsibility from January 2003 to January 2015, ultimately serving as its Chief Financial Officer, Saginaw Division, from March 2011 to January 2015.

Mr. Jok’s compensation did not change in connection with his appointment as interim Chief Financial Officer. Mr. Jok will continue to: (i) receive his salary at his current annual base rate of $210,000; (ii) be eligible to receive an annual short-term cash incentive award based on the performance of the Company, which is targeted at 30% of his base salary for 2019; and (iii) be eligible to receive an annual long-term incentive award under the Company’s Amended and Restated Equity and Incentive Compensation Plan, which has a target value of 30% of his base salary for 2019. To the extent required, the Company will file an amendment to this Current Report on Form 8-K disclosing any material change to Mr. Jok’s compensation in connection with his appointment.

On December 12, 2019, the Company appointed Matthew J. Meyer as Chief Accounting Officer of the Company, effective December 13, 2019.

Prior to joining the Company, Mr. Meyer, age 38, served as Corporate Controller for Joyson Safety Systems, a global leader in mobility safety providing safety-critical components, systems and technology to automotive and non-automotive markets, from December 2015 to November 2018. From January 2015 to December 2015, Meyer served as Director, Accounting and Reporting for Federal-Mogul Holdings Corporation, a developer, manufacturer and supplier of products for automotive, commercial, aerospace, marine, rail and off-road vehicles; and industrial, agricultural and power-generation applications (“Federal-Mogul”). Prior to his position with Federal-Mogul, from September 2011 to January 2015, Mr. Meyer served in a variety of management positions of increasing responsibility, ultimately serving as Compliance Director for Kelly Services Inc., a global leader in providing workforce solutions, including outsourcing and consulting services. Meyer also served in a variety of positions leading up to an Audit Manager position with KPMG, LLP, a global network of professional firms providing audit, tax and advisory services, from January 2007 to September 2011.

Mr. Meyer’s compensation did not change in connection with his appointment as Chief Accounting Officer. Mr. Meyer will continue to: (i) receive his salary at his current annual base rate of $225,000; (ii) be eligible to receive an annual short-term cash incentive award based on the performance of the Company, which is targeted at 30% of his base salary for 2019; and (iii) be eligible to receive an annual long-term incentive award under the Company’s Amended and Restated Equity and Incentive Compensation Plan, which has a target value of 20% of his base salary for 2019. To the extent required, the Company will file an amendment to this Current Report on Form 8-K disclosing any material change to Mr. Meyer’s compensation in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	December 12, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary